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                                                                    EXHIBIT 23.7

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated November 12, 1999 to the Board of Directors of MCN Energy Group Inc. included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of MCN Energy Group Inc. with a wholly-owned subsidiary of DTE Energy Company, and to the references to such opinion in such Joint Proxy Statement/Prospectus under the caption "THE MERGER". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                          By: /s/ THOMAS L. GERLACHER
                                            ------------------------------------
                                            Name: Thomas L. Gerlacher
                                            Title: Vice President, Investment
                                              Banking

New York, New York
November 12, 1999